Exhibit 99.1
NEWS
RELEASE ________________________________________________________________________________________________
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
 (512) 433-5210
FORESTAR GROUP INC. REPORTS FOURTH
QUARTER AND FULL YEAR 2008 RESULTS
     AUSTIN, TEXAS, February 4, 2009—Forestar Group Inc. (NYSE: FOR) today reported fourth quarter 2008 net income of $1.7 million, or $0.05 per diluted share, compared with essentially break-even results in fourth quarter 2007. Net income for full year 2008 was $12.0 million, or $0.33 per diluted share, compared with full year 2007 net income of $24.8 million, or $0.70 per diluted share.
     “Despite unprecedented market conditions that are negatively affecting the economy and those segments that we serve, we were able to report a profitable fourth quarter and full year 2008 primarily because of our success in executing a sound, long-term business plan. Our results reflect the benefit of leasing and royalty income related to our oil and gas minerals, a low cost operation and executing our value creation strategy for real estate and natural resources assets,” said Jim DeCosmo, president and chief executive officer of Forestar Group. “Our near term strategic initiatives are focused on increasing free cash flow by generating sales across all lines of business, continued reduction of investment in development activity and lowering our costs. We remain committed to maximizing long-term shareholder value.”
     Mr. DeCosmo noted that the company’s 2008 value creation activities included:
•	Leasing 61,500 net mineral acres to oil and gas companies for exploration and production activities

•	Recruiting new minerals team to accelerate maximizing value of Forestar’s 622,000 net mineral acres through leasing, royalties and additional participation in production revenues

•	Actively pursuing entitlement on additional 7,300 acres

•	Entitling five projects which include over 2,500 acres, representing over 1,050 residential lots and 580 commercial acres

•	Investing $34.9 million in our Cibolo Canyons mixed-use development in San Antonio, Texas which includes the 1,002 room J.W. Marriott hotel and golf resort (expected to open in early 2010). When the hotel opens, Forestar will receive revenues related to the hotel’s occupancy and sales taxes each year through 2034.

     Forestar Group manages its operations through three business segments:
•	Real estate,

•	Mineral resources, and

•	Fiber resources
     Our real estate segment includes over 365,000 acres of land owned directly or through ventures located in ten states and thirteen markets. Mineral resources include about 622,000 net acres of oil and gas mineral interests located in Texas, Louisiana, Alabama and Georgia. Mineral resources also include a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Fiber resources include the sale of wood fiber, primarily in Georgia, and manages our recreational leases.
REAL ESTATE

	Quarterly Results			Annual Results
	4th Qtr.	4th Qtr.	3rd Qtr.	Year	Year
($ in Millions)	2008	2007	2008	2008	2007

Segment Earnings	$3.0	($0.2)	$1.7	$9.1	$39.5
     Segment earnings were negatively impacted by impairment expenses of $3.3 million in fourth quarter 2008 and $3.9 million in fourth quarter 2007.
Fourth Quarter 2008
Real Estate Sales Activity

	Q4 2008		Q4 2007
	Sales	Price	Sales	Price
Undeveloped Land*	2,436 acres	$4,600 / acre	693 acres	$5,900 / acre
Residential Lots*	259 lots	$37,600 / lot	309 lots	$45,900 / lot
Commercial Acres*	28 acres	$265,900 / acre	23 acres	$390,600 / acre

*	Includes venture activity
     Including venture activity, over 2,400 acres of undeveloped land were sold during fourth quarter 2008 at an average sales price of approximately $4,600 per acre. During fourth quarter 2008, 469 acres of undeveloped land were sold for $10,650 per acre for conservation uses.
     Residential sales activity for all wholly and partially-owned projects during fourth quarter 2008 included the sale of 259 lots at an average price of approximately $37,600 per lot, including a bulk sale of our remaining 117 residential lots for $11,100 per lot at our Parks of Deer Creek project located near Fort Worth, Texas. Excluding this bulk sale, average residential lot prices in fourth quarter 2008 would have been $59,500 per lot, compared with $45,900 per lot in fourth quarter 2007.

     Commercial activity for all wholly and partially-owned projects during fourth quarter 2008 included the sale of 28 acres at an average price of approximately $265,900 per acre.
Full Year 2008
Real Estate Sales Activity

	Full Year 2008		Full Year 2007
	Sales	Price	Sales	Price
Undeveloped Land*	6,063 acres	$4,800 / acre	2,617 acres	$6,700 / acre
Residential Lots*	1,060 lots	$48,500 / lot	1,707 lots	$52,900 / lot
Commercial Acres*	120 acres	$232,400 / acre	198 acres	$261,200 / acre

*	Includes venture activity
     Including venture activity, over 6,000 acres of undeveloped land were sold during 2008 at an average sales price of approximately $4,800 per acre.
     Residential sales activity for all wholly and partially-owned projects during 2008 included the sale of 1,060 residential lots at an average price of approximately $48,500 per lot. Excluding the bulk sale during fourth quarter 2008 at our Parks of Deer Creek Project located near Fort Worth, Texas, average residential lot prices for 2008 would have been $53,200 per lot.
     Commercial activity for all wholly and partially-owned projects during 2008 included the sale of 120 acres at an average price of approximately $232,400 per acre.
Real Estate Pipeline
     At year end 2008, Forestar’s real estate segment includes over 365,000 acres of land owned directly or through ventures located in ten states and thirteen markets.
YE 2008 Real Estate Pipeline

		In Entitlement		Developed & Under
Real Estate	Undeveloped	Process	Entitled	Development	Total Acres*

Undeveloped Land
Owned	307,996
Ventures	6,877				314,873

Residential
Owned		28,578	7,939	753
Ventures		1,080	4,641	1,258	44,249

Commercial
Owned		4,062	1,002	494
Ventures		—	520	256	6,334

Total Acres	314,873	33,720	14,102	2,761	365,456

Estimated Residential Lots			25,488	4,421	29,909

*	Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls over 16,000 acres of undeveloped land located in Georgia.

Entitlement Activity
     Forestar has 25 real estate projects representing over 33,700 acres in the entitlement process, including ventures. During 2008, Forestar is actively pursuing entitlement on an additional 7,300 acres and has entitled five projects including over 2,500 acres, representing over 1,050 residential lots, and 580 commercial acres.
     Including venture activity, Forestar has over 14,100 acres of entitled land, representing almost 25,500 residential lots and over 1,500 commercial acres.
Development and Investment Activity
     Forestar has almost 2,800 acres developed and under development owned directly or through ventures.
     During fourth quarter 2008, Forestar did not acquire additional real estate projects. However, the company invested $12.3 million in development of our existing owned and consolidated projects, and an additional $10.5 million in our Cibolo Canyons mixed-used development located near San Antonio, Texas.
     For the year 2008, the company invested $64.3 million in development of our existing owned and consolidated projects, and an additional $34.9 million in Cibolo Canyons. In addition, we contributed approximately $17.8 million to unconsolidated ventures, principally related to Palisades West, a commercial office venture with Cousins Properties and Dimensional Fund Advisors located in Austin, Texas.
     “During fourth quarter and full year 2008, our investment activity was focused on our contractual commitments to Cibolo Canyons and Palisades West, and our remaining investment in development was located principally in the major markets of Texas, where we continue to generate sales activity,” said Mr. DeCosmo.
MINERAL RESOURCES

	Quarterly Results			Annual Results
	4th Qtr.	4th Qtr.	3rd Qtr.	Year	Year
Segment Earnings	2008	2007	2008	2008	2007

($ in Millions)	$6.1	$3.7	$8.2	$44.1	$18.6
     Full year 2008 mineral resources segment earnings include $24.9 million in bonus payments associated with leasing over 61,500 net mineral acres.

Mineral Activity
Fourth Quarter 2008

	Revenues	Activity

Royalties	$5.4 million	Natural Gas Production (MMCF)	393.4
		Average Price / MCF	$8.65
		Oil Production (Barrels)	21,413
		Average Price / Barrel	$90.65

Other Lease Revenues	$2.1 million	Acres Leased	5,687

		Bonus / Acre	$300
Total Revenues	$7.5 million
     During fourth quarter 2008, over 5,600 net mineral acres were leased, and our share of oil and gas production related to our royalty interests was over 21,400 barrels of oil and approximately 393.4 MMCF of natural gas.
Mineral Activity
Full Year 2008

	Revenues	Activity*

Royalties	$21.6 million	Natural Gas Production (MMCF)	1,363.4
		Average Price / MCF	$8.76
		Oil Production (Barrels)	87,895
		Average Price / Barrel	$106.66
Other Lease Revenues	$26.1 million	Acres Leased*	61,583

		Bonus / Acre*	$405
Total Revenues	$47.7 million

*	Includes venture activity
     For the year 2008, including venture activity, over 61,500 net mineral acres were leased, generating $24.9 million in bonus revenues. This leasing activity was located principally in East Texas and driven by activity associated with the Cotton Valley, James Lime and Haynesville natural gas formations. In addition, approximately $2.0 million in delay rental payments were received in 2008.
     For the year 2008, our share of oil and gas production related to our royalty interest was almost 88,000 barrels of oil and approximately 1,363.4 MMCF of natural gas.

Minerals Activity
     Forestar’s mineral resources segment includes approximately 622,000 net mineral acres located in Texas, Louisiana, Alabama and Georgia.
YE 2008 Minerals Activity

	Available		Held by
State	for Lease*	Leased	Production	Total
Texas	118,000	108,000	18,000	244,000
Louisiana	110,000	4,000	7,000	121,000
Alabama	48,000	9,000	—	57,000
Georgia	200,000	—	—	200,000

	476,000	121,000	25,000	622,000

*	Includes approximately 11,200 net acres subject to lease option.
FIBER RESOURCES

	Quarterly Results			Annual Results
	4th Qtr.	4th Qtr.	3rd Qtr.	Year	Year
Segment Earnings	2008	2007	2008	2008	2007

($ in Millions)	$2.7	$3.8	$1.9	$8.9	$7.9
Fiber Sales Activity
     During fourth quarter 2008 Forestar generated almost $3.5 million in revenues from the sale of about 312,000 tons of fiber. For the year 2008, Forestar generated $11.0 million in revenues from the sale of approximately 1.1 million tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
2008 Summary
     “Despite challenging market conditions, total segment earnings in 2008 were $62 million, down only slightly compared with $66 million in 2007, which can be attributed to our focus on maximizing long-term shareholder value and the hard work of our team,” concluded Mr. DeCosmo.
     The Company will host a conference call on February 4, 2009 at 10:00 am EDT to discuss results of fourth quarter and full year 2008. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-800-510-9691 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-614-3453. The password is Forestar. Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 76049455.

About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures over 365,000 acres of real estate located in ten states and thirteen markets in the U.S. The real estate segment has 25 real estate projects representing almost 34,000 acres currently in the entitlement process, and 78 entitled, developed and under development projects in eight states and twelve markets encompassing almost 17,000 acres, comprised of almost 30,000 residential lots and over 2,200 commercial acres. The mineral resources segment manages about 622,000 net acres of oil and gas mineral interests. The fiber resources segment sells wood fiber from its land primarily located in Georgia, and leases land for recreational uses. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Forestar’s address on the World Wide Web is www. forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the availability of loans and fluctuations in the credit markets; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; changes in federal energy policies; demand for oil and gas; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Fourth Quarter		Full Year
	2008	2007	2008	2007
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$25,368	$27,462	$98,859	$142,729
Mineral resources	7,478	4,561	47,671	20,818
Fiber resources	4,113	3,590	13,192	14,439

Total revenues	$36,959	$35,613	$159,722	$177,986
Segment earnings
Real estate	$3,002	$(223)	$9,075	$39,507
Mineral resources	6,142	3,708	44,076	18,581
Fiber resources	2,707	3,773	8,896	7,950

Total segment earnings	11,851	7,258	62,047	66,038
Expenses not allocated to segments
General and administrative	(4,510)	(5,158)	(19,318)	(17,413)
Share-based compensation	142	481	(4,516)	(1,397)
Interest expense	(5,536)	(2,768)	(21,283)	(9,229)
Other non-operating income	46	251	279	705

Income before taxes	1,993	64	17,209	38,704
Income tax expense	(249)	42	(5,235)	(13,909)

Net income	$1,744	$106	$11,974	$24,795

Diluted earnings per share:
Net income	$0.05	$—	$0.33	$0.70

Average diluted shares outstanding	35.6	36.0	35.9	35.4
(shares in millions)

	Year End
Supplemental Financial Information	2008	2007
	(In thousands)
Borrowings under credit facility	$234,900	$175,000
Other debt*	102,502	91,015

Total Debt	$337,402	$266,015

*	Consists principally of consolidated venture non-recourse debt.

Information about our real estate projects and our ventures for year end 2008 follows:

	Year End
	2008	2007
Owned & Consolidated Ventures:
Entitled, developed and under development land
Number of projects	57	56
Residential lots remaining	20,561	20,465
Commercial acres remaining	1,624	1,136
Undeveloped land
Number of projects	23	22
Acres in entitlement process	32,640	27,720
Acres sold (full year)	5,577	2,486
Acres undeveloped	309,232	321,694
Ventures accounted for using the equity method:
Ventures’ lot sales (for the year)
Lots sold	248	631
Revenue per lot sold	$57,750	$55,877
Ventures’ entitled, developed, and under development land
Number of projects	21	22
Residential lots remaining	9,348	9,385
Commercial acres remaining	648	719
Ventures’ undeveloped land
Number of Projects	2	2
Acres in entitlement process	1,080	870
Acres sold (for the year)	486	131
Acres undeveloped	5,641	6,127

A summary of projects in the entitlement process(a) at year end 2008 follows:

		Project
Project	County	Acres(b)
California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30
Georgia
Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Creekview	Troup	470
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,950
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Hutchinson Mill	Troup	880
Jackson Park	Jackson	700
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Ridgeview	Haralson	120
Serenity	Carroll	440
Three Creeks	Troup	740
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060
Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	840

Total		33,720

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

A summary of activity within our entitled,(a) developed and under development projects at year end 2008 follows:

Residential Lots (c)	Commercial Acres (d)
Lots Sold
Interest	Since	Lots	Acres Sold	Acres
Project	County	Owned(b)	Inception	Remaining	Since Inception	Remaining
Projects we own
California
San Joaquin River	Contra Costa/Sacramento	100%	—	—	—	288
Colorado
Buffalo Highlands	Weld	100%	—	164	—	—
Johnstown Farms	Weld	100%	115	493	2	8
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	603	—	13
Westlake Highlands	Jefferson	100%	—	21	—	—
Texas
Arrowhead Ranch	Hays	100%	—	232	—	6
Caruth Lakes	Rockwall	100%	245	404	—	—
Cibolo Canyons	Bexar	100%	537	1,210	64	81
Harbor Lakes	Hood	100%	199	250	—	14
Harbor Mist	Calhoun	100%	—	200	—	—
Hunter’s Crossing	Bastrop	100%	308	183	38	68
La Conterra	Williamson	100%	32	477	—	60
Maxwell Creek	Collin	100%	642	381	—	—
Oak Creek Estates	Comal	100%	9	639	13	—
The Colony	Bastrop	100%	408	2,237	22	49
The Gables at North Hill	Collin	100%	195	88	—	—
The Preserve at Pecan Creek	Denton	100%	204	615	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	179	16
Westside at Buttercup Creek	Williamson	100%	1,276	245	66	—
Other projects (9)	Various	100%	2,654	27	245	23
Georgia
Towne West	Bartow	100%	—	2,674	—	121
Other projects (13)	Various	100%	—	2,836	—	625
Missouri and Utah
Other projects (3)	Various	100%	793	365	—	—

7,617	14,344	629	1,496
Projects in entities we consolidate
Texas
City Park	Harris	75%	1,096	215	50	105
Lantana	Denton	55	% (e)	448	1,902	—	—
Light Farms	Collin	65%	—	2,517	—	—
Stoney Creek	Dallas	90%	59	695	—	—
Timber Creek	Collin	88%	—	614	—	—
Other projects (5)	Various	Various	1,002	274	24	23
Tennessee
Youngs Lane	Davidson	60%	—	—	16	—

2,605	6,217	90	128

Total owned and consolidated	10,222	20,561	719	1,624
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%	634	446	26	—
The Georgian	Paulding	38%	288	1,097	—	—
Other projects (5)	Various	Various	1,845	249	3	—
Texas
Bar C Ranch	Tarrant	50%	176	1,023	—	—
Fannin Farms West	Tarrant	50%	261	119	—	15
Lantana	Denton	Various	(e)	1,801	47	14	75
Long Meadow Farms	Fort Bend	19%	603	1,503	72	138
Southern Trails	Brazoria	40%	320	742	—	—
Stonewall Estates	Bexar	25%	168	213	—	—
Summer Creek Ranch	Tarrant	50%	796	1,772	—	363
Summer Lakes	Fort Bend	50%	325	819	52	3
Village Park	Collin	50%	339	221	3	2
Waterford Park	Fort Bend	50%	—	493	—	37
Other projects (2)	Various	Various	292	232	—	15
Florida
Other projects (3)	Various	Various	473	372	—	—

Total in ventures	8,321	9,348	170	648

Combined Total	18,543	29,909	889	2,272

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 22 partnerships in which our voting interests range from 25% to 55%. We account for eight of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our commercial operating properties and commercial and condominium projects at year end 2008 follows:

			Interest
Project	County	Market	Owned (a)	Type	Description
Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Las Brisas	Williamson	Austin	49%	Multi-Family	414 unit luxury apartment
Gulf Coast Apartments	Various	Various	2%	Multi-Family	9 apartment communities
Harbor Lakes Golf Club	Hood	Dallas/Fort Worth	100%	Golf Club	18-hole golf course and club
Presidio at Judge’s Hill	Travis	Austin	60%	Condo	45 units

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.